EXHIBIT 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Orangekloud Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, par value $0.001 per share(1)	457	(a)	412,500	$4.75	$1,959,375	0.00014760	$289.20
	Equity	Class A Ordinary Shares underlying Underwriter’s Warrants(4)	457	(a)	20,625	5.225	$107,766	0.00014760	$15.91
	Total Offering Amounts						$2,067,141		$305.11
	Total Fees Previously Paid								-
	Total Fee Offsets								-	(5)
	Net Fee Due								$305.11

(1)	Represents only the 412,500 Class A Ordinary Shares, par value $0.001 per share, being registered pursuant to this registration statement, which consists of the 412,500 Class A Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any, as disclosed on the Registration Statement on Form F-1 (File No. 333-277162), as amended (the “Prior Registration Statement”) but was not registered in the filing fee table filed as exhibit 107 to the Prior Registration Statement. Does not include the securities that the registrant previously registered on the filing fee table filed as exhibit 107 to the Prior Registration Statement.
(2)	Based on the public offering price of the 424(b)(4) Prospectus (File No. 333-277162) .
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Represents maximum number of Class A Ordinary Shares that can be exercised underlying the Representative’s warrants, equal to 5% of the full over-allotment of Class A Ordinary Shares sold in this offering, as disclosed in the Prior Registration Statement but was not registered in the filing fee table filed as exhibit 107 to the Prior Registration Statement. Such warrants shall have an exercise price equal to 110% of the initial public offering price of the Class A Ordinary Shares sold in this offering.
(5)	The registrant previously registered securities on the filing fee table filed as exhibit 107 to the Prior Registration Statement having a proposed maximum aggregate offering price of $16,027,000. The Prior Registration Statement was declared effective by the Securities and Exchange Commission on July 24, 2024. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities is hereby registered, which includes: (i) 412,500 Class A Ordinary Shares having an offering price of $4.75 that the underwriters have the option to purchase to cover over-allotments, if any; and (ii) 20,625 Class A Ordinary shares at an offering price of $5.225 representing the maximum number of Class A Ordinary Shares that can be exercised underlying the Representative’s warrants, equal to 5% of the full over-allotment of Class A Ordinary Shares, as respectively disclosed on the Prior Registration Statement but was not registered in the filing fee table filed as exhibit 107 to the Prior Registration Statement.

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